Exhibit 10.1
SYKES ENTERPRISES, INCORPORATED
SECOND AMENDED AND RESTATED
2004 NONEMPLOYEE DIRECTOR FEE PLAN
ARTICLE I. DEFINITIONS
     1.1 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:
     (a) “Board”: The Board of Directors of the Company.
     (b) “Common Stock”: The Company’s Common Stock, par value $.01 per share.
     (c) “Common Stock Unit”: A bookkeeping entry that records the equivalent of one Share.
     (d) “Company”: Sykes Enterprises, Incorporated or any successor or successors thereto.
     (e) “Nonemployee Director”: An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.
     (f) “Plan”: The Plan set forth in this instrument as it may, from time to time, be amended.
     (g) “Share”: A fully paid, non-assessable share of Common Stock.
ARTICLE II. PURPOSE
     The purpose of this Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries, by providing for the payment of a portion of each Nonemployee Director’s compensation in Common Stock. It is expected that such ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and will encourage such Nonemployee Directors to remain directors of the Company and provide them with the benefits of deferring the receipt of some of such compensation. It is also expected that the Plan will encourage qualified persons to become directors of the Company.
ARTICLE III. INITIAL GRANT OF COMMON STOCK UNITS
     In consideration of joining the Board, upon the initial election of a Nonemployee Director to the Board, such Non-employee Director shall receive an award of Common Stock Units. The number of Common Stock Units shall be determined by dividing a dollar amount to be determined from time to time by the Board (initially set at $30,000) by an amount equal to 110% of the average closing prices of the Company’s common stock for the five trading days prior to the date the Nonemployee Director is elected (but in any event, not less than the closing price of the Company’s common stock on the date of grant), rounded to the nearest whole number of

Common Stock Units. The initial grant of Common Stock Units will vest in twelve equal quarterly installments, one-twelfth on the date of each third monthly anniversary of the date of grant. All unvested Common Stock Units will lapse in the event the Non-employee Director ceases to be a Director of the Company.
ARTICLE IV. ANNUAL RETAINER FEE
     In consideration of their services as members of the Board, each Nonemployee Director shall be entitled to receive an annual retainer fee in such amount as shall be determined from time to time by the Board (currently set at $70,000). The annual retainer fee shall be payable partly in cash (currently set at $32,500) and partly in Common Stock Units. The number of Common Stock Units shall be determined by dividing the non- cash portion of the annual retainer amount by an amount equal to 105% of the average of the closing prices for the Company’s common stock on the five trading days preceding the award date (but in any event, not less than the closing price of the Company’s common stock on the date of grant), rounded to the nearest whole number of Common Stock Units. Additionally, any non-employee Chairman of the Board shall receive an annual cash retainer of $100,000, and each non-employee director serving on a committee of the Board shall receive an annual cash retainer in the following amounts:

POSITION	AMOUNT
Audit Committee
Chairperson	$20,000
Member	$10,000

Compensation & Human Resource Development Committee
Chairperson	$12,500
Member	$7,500

Finance Committee
Chairperson	$12,500
Member	$7,500

Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500
The Board of Directors will determine the cash compensation for any Non-employee director serving on a special committee of the Board. The total annual retainer of cash and Common Stock Units will vest in eight equal quarterly installments, one-eighth on the date of each third monthly anniversary of the date of grant. All unvested Common Stock Units and unpaid cash amounts will lapse in the event the Non-employee Director ceases to be a Director of the Company. The provision in this Article IV for the payment of an annual retainer fee to Nonemployee Directors shall not limit the ability of the Board to provide for additional compensation payable to Nonemployee Directors for services on behalf of the Board over and above those typically expected of Directors.
ARTICLE V. ISSUANCE OF SHARES OF COMMON STOCK FOR COMMON STOCK UNITS.
     Upon the vesting of Common Stock Units, the Nonemployee Director shall be entitled to receive for each vested Common Stock Unit one Share, and the vested Common Stock Units shall be canceled. The Company shall cause a certificate representing such Shares to be issued to the Nonemployee Director promptly following the vesting of the Common Stock Units.
ARTICLE VI. ADMINISTRATION, AMENDMENT AND TERMINATION
     6.1 ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have such powers as may be necessary to discharge its duties hereunder. The Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. All decisions and determinations by the Board shall be final and binding on all parties.
     6.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights in any Common Stock Units issued to such Nonemployee Director; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.
     6.3 ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Common Stock Units credited to a Nonemployee Director automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

     6.4 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Nonemployee Director.
ARTICLE VII. SHARES SUBJECT TO PLAN
     Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be Four Hundred Fifty Thousand (450,000). Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
ARTICLE VIII. EFFECTIVE DATE; APPROVAL BY SHAREHOLDERS
     The Plan is effective as of May 6, 2004, and was approved by the shareholders of the Company at the 2005 annual shareholders’ meeting.
ARTICLE IX. GENERAL PROVISIONS
     9.1 NO CONTINUING RIGHT TO SERVE AS A DIRECTOR. Neither the adoption or of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a director of the Company or any subsidiary of the Company.
     9.2 RIGHTS AS A SHAREHOLDER. Until the vesting of a Common Stock Unit, a Nonemployee Director shall have none of the rights of a shareholder with respect to his or her Common Stock Units. Upon the vesting of a Common Stock Unit, the Nonemployee Director shall have the right to receive a Share for such Common Stock Unit, shall be deemed to be the owner of such Share which shall be deemed to be issued and outstanding, and shall have all of the rights of a shareholder with respect to such Share.
     9.3 GOVERNING LAW. The provisions of this Plan shall be governed by construed in accordance with the laws of the State of Florida.
     9.4 WITHHOLDING TAXES. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Nonemployee Director’s compensation in cash or Shares, and the amounts available to Company for such withholding are insufficient, it shall be a condition the receipt of any Shares that the Nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Nonemployee Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.
     9.5 MISCELLANEOUS. Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.